Exhibit 99.1
Target Hospitality Raises 2022 Financial Outlook by 53% with a Projected Record $505 Million Annual Revenue

THE WOODLANDS, Texas, July 8, 2022 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services, today raised the range of its previously announced 2022 financial outlook 53% primarily related to the significantly expanded and enhanced lease and services agreement (“Expanded Humanitarian Contract”) supporting domestic humanitarian aid efforts, previously announced on July 6, 2022.

The Expanded Humanitarian Contract consists of a meaningful increase in scope and service offerings from the initial contract executed in March of 2021 and illustrates the benefits of Target’s strategic diversification efforts.  With the inception of Target’s Government segment in 2014, the Company has placed increasing focus on expanding its critical hospitality services supporting domestic humanitarian aid missions serving vulnerable populations. This intentional focus has resulted in Target expanding its end market portfolio while significantly increasing minimum revenue commitments that provide enhanced revenue visibility and cash flows.

The Expanded Humanitarian Contract operates with similar structure to Target’s existing government services contracts, which are centered around minimum revenue commitments supported by the United States Government.  Additionally, the Expanded Humanitarian Contract includes variable services revenue that will align with monthly community population.  The minimum revenue commitments, which consist of annual recurring lease revenue and nonrecurring infrastructure enhancement revenue, provide for a minimum annual revenue contribution of approximately $390 million and is fully committed over its initial contract term. The services revenue component provides for a maximum initial annual total contract value of approximately $575 million.

Including the Expanded Humanitarian Contract, approximately 73% of Target’s anticipated 2022 revenue will be derived from its Government segment with a substantial portion of consolidated revenue attributed to minimum revenue commitments.

Target’s critical infrastructure enhancements and expansion of hospitality service offerings reflect the transition of this community to a comprehensive solution capable of providing ongoing critical humanitarian support to aid Target’s leading national nonprofit partner.  Target anticipates this critical service offering, and all-inclusive super-site community, will remain an ongoing fixture in supporting domestic humanitarian aid missions.

Target will make substantial infrastructure enhancements to the existing community that encompass over 1.7 million square feet of modular structures on over 280 acres.  The significantly expanded and enhanced community site will result in a transitory increase to Target’s anticipated 2022 capital spending.  The increase in 2022 annual capital spending will initially be balance sheet neutral with the Company anticipating a total net leverage ratio below 3.0 times, with meaningful leverage improvement by year end 2022.

As a result of operating cash flow materially exceeding the Company’s initial 2022 business plan, Target’s enhanced balance sheet will allow the Company to continue evaluating a range of capital allocation initiatives focused on maximizing long-term shareholder value.  Additionally, Target’s strong financial profile creates the optimal platform to continue pursuing strategic growth aspirations that focus on expanding the Company’s long-term growth opportunities and accelerating its value creation opportunity set.

The Company continues to benefit from its strategic positioning as North America’s market leader in premier vertically integrated modular and hospitality solutions serving a suite of world-class customers.  This strong momentum supports Target’s 2022 financial outlook and marks a 74% increase in revenue and a 152% increase in Adjusted EBITDA from full year 2021.

Approximately 99% of the Company’s anticipated 2022 revenue is under contract with approximately 73% of contracted revenue having minimum revenue commitments.

These positive business fundamentals support Target’s 2022 financial outlook of:

Full Year 2022 Financial Outlook:

•	Total revenue between $500 and $510 million
•	Adjusted EBITDA(1) between $295 and $305 million
•	Interest expense(2) between $33 and 35 million
•	Effective corporate cash tax rate between 13% and 15%
•	Discretionary Cash Flow(1) between $320 and $330 million
•	Total capital spending between $190 and $200 million, excluding acquisitions
•	Maintain total net leverage(3) ratio below 3.0x throughout 2022

Second Quarter 2022 Financial Outlook:

•	Total revenue between $102 and $107 million
•	Adjusted EBITDA(1) between $50 and $55 million

(2)  Interest expense excludes amortization of deferred financing cost and original issue discount
(3)  Total net leverage ratio is defined in the credit facility as consolidated total debt to consolidated EBITDA for the preceding four fiscal quarters

The Company has scheduled a conference call for July 12, 2022, at 8:00 a.m. Central Time (9:00 am Eastern Time) to provide additional details on the Expanded Humanitarian Contract and its 2022 financial outlook.

Conference Call Details

Date: Tuesday, July 12, 2022
Time: 9:00 AM ET / 8:00 AM CT
Domestic: 1-888-317-6003
International:           1-412-317-6061
Passcode: 2810328

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

A replay of the conference call will be available through the Investors section of Target Hospitality’s website.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the duration of the COVID-19 pandemic or any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and customers, government imposed mandates, contract and supply chain disruptions; operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our inability to recognize deferred tax assets and tax loss carry forwards; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to meet our debt service requirements and obligations; and risks related to Arrow Bidco’s obligations under the senior notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release also contains forward-looking non-GAAP financial measures Adjusted EBITDA and Discretionary Cash Flow.  Reconciliations of these forward-looking measures to their most directly comparable GAAP financial measures are unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA and Discretionary Cash Flow to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a range of Adjusted EBITDA and Discretionary Cash Flow that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and Discretionary Cash Flow calculations. Target Hospitality provides an Adjusted EBITDA and Discretionary Cash Flow outlook because we believe that these measures, when viewed with our results under GAAP, provide useful information for the reasons noted below.

Definitions:

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

•
Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, involuntary asset conversion gains and losses, COVID-19 related expenses, and other immaterial non-cash charges.

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Transaction expenses: Target Hospitality incurred certain transaction costs during 2021, including legal and professional fees, associated with the previously announced non-binding proposal made by Arrow Holdings S.à r.l. (“Arrow”), an affiliate of TDR Capital LLP (“TDR”), to acquire all of the outstanding shares of common stock of Target Hospitality not owned by Arrow or its affiliates for cash consideration of $1.50 per share in the current period.  The non-binding proposal was withdrawn by Arrow on March 29, 2021. No such amounts were incurred during 2022.

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Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

•	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
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Other adjustments: System implementation costs, including primarily non-cash amortization of capitalized system implementation costs, claim settlement, business development, accounting standard implementation costs and certain severance costs.

Target Hospitality defines Discretionary Cash Flow as cash flow from operations less maintenance capital expenditures for specialty rental assets.

Utility and Purposes:

EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Discretionary Cash Flow and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Net income (loss), Gross profit, Earnings per share, Net cash provided by operating activities, or other performance measures derived in accordance with GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that Discretionary Cash Flow and Adjusted EBITDA provide useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact:
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com